Exhibit 99.1

FOR IMMEDIATE RELEASE

Industrial Logistics Properties Trust Announces First Quarter 2021 Results
First Quarter Net Income Attributable to Common Shareholders of $0.30 Per Share
First Quarter Normalized FFO Attributable to Common Shareholders of $0.47 Per Share

Newton, MA (April 26, 2021): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced financial results for the quarter ended March 31, 2021.

John Murray, President and Chief Executive Officer of ILPT, made the following statement:

“This quarter’s results reflect growth in Normalized FFO and strong leasing activity. We entered new and renewal leases for approximately 620,000 square feet, reflecting progress on our efforts to renew leases expiring next year in Hawaii. This leasing activity resulted in weighted average rental rates that were 16% higher than prior rental rates for the same space with a weighted average lease term of nearly 12 years. Occupancy increased to 98.6%, reflecting demand for ILPT's high quality industrial and logistics properties.

We have a pipeline of attractive investment opportunities, capacity to fund portfolio growth with more than $550 million of liquidity and moderate leverage. In March, ILPT agreed to purchase a newly built 358,000 square foot Class A industrial building located near the Rickenbacker intermodal terminal and airport in Columbus, Ohio. The property is 100% leased to a high quality credit tenant for approximately seven more years and includes excess land that can support future expansion of over 100,000 square feet.
Earlier this month we announced our regular quarterly distribution to shareholders. Our dividend remains well covered.”
Quarterly Results:

•Net income attributable to common shareholders of $19.3 million, or $0.30 per diluted share.
•Normalized funds from operations, or Normalized FFO, attributable to common shareholders of $30.7 million, or $0.47 per diluted share.

(dollars in thousands, except per share data)	Three Months Ended
Financial	March 31, 2021	March 31, 2020	Change
Net income attributable to common shareholders per share	$0.30	$0.20	50.0%
Normalized FFO attributable to common shareholders per share	$0.47	$0.46	2.2%
Net operating income (NOI)	$41,994	$50,286	(16.5)%
Same property cash basis NOI	$37,664	$38,007	(0.9)%
A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Reconciliations of net income attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributable to common shareholders and Normalized FFO attributable to common shareholders for the quarters ended March 31, 2021 and 2020 appear later in this press release. Reconciliations of net income determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to same property NOI and calculation of same property Cash Basis NOI for the quarters ended March 31, 2021 and 2020, also appear later in this press release.

	Three Months Ended
Occupancy	March 31, 2021	December 31, 2020	March 31, 2020
Occupancy	98.6%	98.5%	98.9%
Same property occupancy	98.5%	98.4%	98.5%

Three Months Ended
Leasing Activity	March 31, 2021
Leasing activity for new and renewal leases and rent resets (square feet)	620,000
Weighted average lease term for new and renewal leases (by square feet)	11.7 years
Weighted average rental rate change versus prior rental rate for same space (by square feet)	16.0%
Commitments for leasing capital and concessions for new and renewal leases (per square foot per year)	$0.45

Acquisition Activity:

•In March 2021, ILPT entered into an agreement to acquire a newly built net leased property located near the Rickenbacker intermodal terminal and airport in Columbus, Ohio containing approximately 358,000 rentable square feet for a purchase price of $31.5 million, excluding acquisition related costs. This property is 100% leased to a single tenant with a remaining lease term of approximately seven years. This acquisition is expected to close during the second quarter of 2021.

Liquidity:

•As of March 31, 2021, ILPT had approximately $26.1 million of cash and cash equivalents, and $533 million available to borrow under its revolving credit facility.

Conference Call:

On Tuesday, April 27, 2021 at 10:00 a.m. Eastern Time, John Murray, Chief Executive Officer, Richard Siedel, Chief Financial Officer, and Yael Duffy, Chief Operating Officer, will host a conference call to discuss ILPT’s first quarter 2021 financial results.

The conference call telephone number is (877) 418-4826. Participants calling from outside the United States and Canada should dial (412) 902-6758. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Tuesday, May 4, 2021. To access the replay, dial (412) 317-0088. The replay pass code is 10153753.

A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website, at www.ilptreit.com. Participants wanting to access the webcast should visit ILPT’s website about five minutes before the call. The archived webcast will be available for replay on ILPT’s website following the call for about one week. The transcription, recording and retransmission in any way of ILPT’s first quarter conference call are strictly prohibited without the prior written consent of ILPT.

Supplemental Data:

A copy of ILPT’s First Quarter 2021 Supplemental Operating and Financial Data is available for download at ILPT’s website, which is located at www.ilptreit.com. ILPT’s website is not incorporated as part of this press release.

ILPT is a real estate investment trust, or REIT, that owns and leases industrial and logistics properties throughout the United States. ILPT is managed by the majority owned operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Non-GAAP Financial Measures:

ILPT presents certain “non-GAAP financial measures” within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI and Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or net income attributable to common shareholders as indicators of ILPT’s operating performance or as measures of ILPT’s liquidity. These measures should be considered in conjunction with net income and net income attributable to common shareholders as presented in ILPT’s condensed consolidated statements of income. ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income and net income attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of ILPT’s operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT’s properties.

Please see the pages attached hereto for a more detailed statement of ILPT’s operating results and financial condition and for an explanation of ILPT’s calculation of NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, FFO attributable to common shareholders and Normalized FFO attributable to common shareholders and a reconciliation of those amounts to amounts determined in accordance with GAAP.

Industrial Logistics Properties Trust

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2021	2020

Rental income	$54,217	$64,278

Expenses:
Real estate taxes	7,247	8,811
Other operating expenses	4,976	5,181
Depreciation and amortization	12,678	18,290
General and administrative	3,756	4,831
Total expenses	28,657	37,113

Interest income	—	111
Interest expense (including net amortization of debt issuance costs, premiums and discounts of $505 and $586, respectively)	(8,741)	(14,519)
Income before income tax expense and equity in earnings of investees	16,819	12,757
Income tax expense	(63)	(63)
Equity in earnings of investees	2,581	—
Net income	19,337	12,694
Net loss attributable to noncontrolling interest	—	152
Net income attributable to common shareholders	$19,337	$12,846

Weighted average common shares outstanding - basic	65,139	65,075
Weighted average common shares outstanding - diluted	65,177	65,082

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.30	$0.20

Industrial Logistics Properties Trust

Funds from Operations Attributable to Common Shareholders and Normalized Funds from Operations Attributable to Common Shareholders (1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2021	2020

Net income attributable to common shareholders	$19,337	$12,846
Depreciation and amortization	12,678	18,290
Equity in earnings of unconsolidated joint venture	(2,581)	—
Share of FFO from unconsolidated joint venture	1,236	—
FFO adjustments attributable to noncontrolling interest	—	(977)
FFO attributable to common shareholders and Normalized FFO attributable to common shareholders	30,670	30,159

Weighted average common shares outstanding - basic	65,139	65,075
Weighted average common shares outstanding - diluted	65,177	65,082

Per common share data (basic and diluted):
FFO attributable to common shareholders and Normalized FFO attributable to common shareholders	$0.47	$0.46
Distributions declared	$0.33	$0.33

(1)      ILPT calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, which is net income attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and equity in earnings of an unconsolidated joint venture, plus real estate depreciation and amortization of consolidated properties and its proportionate share of FFO of unconsolidated joint venture properties and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for the items shown above including similar adjustments for ILPT’s unconsolidated joint venture, if any. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT’s Board of Trustees when determining the amount of distributions to ILPT’s shareholders. Other factors include, but are not limited to, requirements to maintain ILPT’s qualification for taxation as a REIT, limitations in the agreements governing ILPT’s debt, the availability to ILPT of debt and equity capital, ILPT’s distribution rate as a percentage of the trading price of its common shares, or dividend yield, and ILPT’s dividend yield compared to the dividend yields of other industrial REITs, ILPT’s expectation of its future capital requirements and operating performance and ILPT’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does.

Industrial Logistics Properties Trust

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Calculation of NOI and Cash Basis NOI:
Rental income	$54,217	$64,278
Real estate taxes	(7,247)	(8,811)
Other operating expenses	(4,976)	(5,181)
NOI	41,994	50,286
Non-cash straight line rent adjustments included in rental income	(2,044)	(1,967)
Lease value amortization included in rental income	(180)	(200)
Lease termination fees included in rental income	(507)	—
Cash Basis NOI	$39,263	$48,119

Reconciliation of Net Income to NOI and Cash Basis NOI:
Net income	$19,337	$12,694
Equity in earnings of investees	(2,581)	—
Income tax expense	63	63
Income before income tax expense and equity in earnings of investees	16,819	12,757
Interest expense	8,741	14,519
Interest income	—	(111)
General and administrative	3,756	4,831
Depreciation and amortization	12,678	18,290
NOI	41,994	50,286
Non-cash straight line rent adjustments included in rental income	(2,044)	(1,967)
Lease value amortization included in rental income	(180)	(200)
Lease termination fees included in rental income	(507)	—
Cash Basis NOI	$39,263	$48,119

(1)    The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to ILPT’s property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown above. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that ILPT records as depreciation and amortization expense. ILPT defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does.

Industrial Logistics Properties Trust

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same
1
Property Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Reconciliation of NOI to Same Property NOI (2):
Rental income	$54,217	$64,278
Real estate taxes	(7,247)	(8,811)
Other operating expenses	(4,976)	(5,181)
NOI	41,994	50,286
Less:
NOI of properties not included in same property results	(1,673)	(10,732)
Same property NOI	$40,321	$39,554

Calculation of Same Property Cash Basis NOI (2):
Same property NOI	$40,321	$39,554
Less:
Non-cash straight line rent adjustments included in rental income	(1,970)	(1,378)
Lease value amortization included in rental income	(180)	(169)
Lease termination fees included in rental income	(507)	—
Same property Cash Basis NOI	$37,664	$38,007

(1)See footnote (1) on page 6 of this press release for the definitions of NOI and Cash Basis NOI and page 3 for a description of why ILPT believes they are appropriate supplemental measures and a description of how ILPT uses these measures.

(2)For the three months ended March 31, 2021 and 2020, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of March 31, 2021 and that it owned continuously since January 1, 2020 and exclude 12 properties owned by an unconsolidated joint venture in which ILPT owns a 22% interest.

Industrial Logistics Properties Trust

Condensed Consolidated Balance Sheets

(dollars in thousands, except per share data)

(unaudited)

	March 31,	December 31,
	2021	2020
ASSETS
Real estate properties:
Land	$709,099	$709,099
Buildings and improvements	1,100,183	1,099,971
Total real estate properties, gross	1,809,282	1,809,070
Accumulated depreciation	(149,003)	(141,406)
Total real estate properties, net	1,660,279	1,667,664
Investment in unconsolidated joint venture	62,511	60,590
Acquired real estate leases, net	78,394	83,644
Cash and cash equivalents	26,147	22,834
Rents receivable, including straight line rents of $64,797 and $62,753, respectively	70,411	69,511
Deferred leasing costs, net	5,208	4,595
Debt issuance costs, net	1,108	1,477
Due from related persons	1,409	2,665
Other assets, net	3,552	2,765
Total assets	$1,909,019	$1,915,745

LIABILITIES AND SHAREHOLDERS' EQUITY
Revolving credit facility	$217,000	$221,000
Mortgage notes payable, net	645,715	645,579
Assumed real estate lease obligations, net	14,053	14,630
Accounts payable and other liabilities	14,720	14,716
Rents collected in advance	7,522	7,811
Security deposits	6,569	6,540
Due to related persons	2,224	2,279
Total liabilities	907,803	912,555

Commitments and contingencies

Shareholders' Equity:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,301,088 shares issued and outstanding for both periods presented	653	653
Additional paid in capital	1,011,058	1,010,819
Cumulative net income	243,563	224,226
Cumulative common distributions	(254,058)	(232,508)
Total shareholders' equity	1,001,216	1,003,190
Total liabilities and shareholders' equity	$1,909,019	$1,915,745

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever ILPT uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, ILPT is making forward-looking statements. These forward-looking statements are based upon ILPT’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by ILPT’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond ILPT’s control. For example:
•Mr. Murray’s statement that this quarter’s results reflect growth in Normalized FFO and strong leasing activity and occupancy may imply that ILPT will achieve similar or better results in the future. However, ILPT’s business is subject to various risks, and leasing activity and occupancy depend on various factors, including the timing for when existing leases expire, leasing demand for ILPT’s properties, ILPT’s ability to successfully compete for tenants and other economic and market conditions, including pandemics. As a result, ILPT may not achieve similar or better results in the future, and these results may worsen,
•Mr. Murray refers to progress ILPT made toward its goal of entering new or renewal leases for its Hawaii property leases that are expiring next year. However, ILPT may not continue to realize progress on this goal and it may not achieve it. Further, any new or renewed leases it may enter may not be on terms as favorable to ILPT as those of the expiring leases,
•Mr. Murray states that ILPT agreed to purchase a newly built 358,000 square foot property in Columbus, Ohio and that the property includes excess land that can support future expansion of 100,000 square feet. This acquisition is subject to conditions. These conditions may not be met and this acquisition may not occur or may be delayed or the terms may change. Further, ILPT may not seek to expand this property if it completes this acquisition and any expansion it may pursue may cost more and take longer than it expects and ILPT may not realize the returns it may expect from any such expansion, and
•Mr. Murray states that ILPT has a pipeline of attractive investment opportunities, capacity to fund growth with more than $550 million of liquidity and moderate leverage, and that ILPT’s dividend remains well covered. However, ILPT may not be successful in entering into agreements to acquire or to complete any acquisitions for those investment opportunities. Further, ILPT may increase its leverage in the future and, if its operating results deteriorate, or if ILPT applies its available cash for other uses that do not generate expected or favorable returns, the coverage of its dividend may decline. ILPT’s distribution rates are set and reset from time to time by ILPT’s Board of Trustees. ILPT’s Board of Trustees considers many factors when setting distribution rates, including ILPT’s FFO attributable to common shareholders, its Normalized FFO attributable to common shareholders, requirements to maintain its qualification for taxation as a REIT, limitations in the agreements governing its debt, the availability to it of debt and equity capital, its dividend yield and its dividend yield compared to the dividend yields of other industrial REITs, its expectation of its future capital requirements and operating performance, its expected needs for and availability of cash to pay its obligations and other factors deemed relevant by ILPT’s Board of Trustees in its discretion. Accordingly, future distributions to ILPT’s shareholders may be increased or decreased and ILPT cannot be sure as to the rate at which future distributions will be paid.
The information contained in ILPT’s filings with the SEC, including under “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause ILPT’s actual results to differ materially from those stated in or implied by ILPT’s forward-looking statements. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Kevin Barry, Manager, Investor Relations
(617) 658-0776

(END)